UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
January 4, 2011
Date of Report (Date of earliest event reported):
INTUIT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	000-21180 (Commission File Number)	77-0034661 (I.R.S. Employer Identification No.)
2700 Coast Avenue
Mountain View, CA 94043
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (650) 944-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
     In December 2010, William V. Campbell, Chairman of the Board of Directors of Intuit Inc., adopted a stock trading plan related to the exercise and sale of up to 100,000 shares of Intuit common stock issuable under options granted in 2001. Subject to the terms and conditions of this plan, a brokerage firm may periodically exercise Mr. Campbell’s stock options and sell the issued shares at predetermined minimum prices before the options expire in April 2011.
     In December 2010, Scott D. Cook, founder and board member of Intuit Inc., adopted a stock trading plan on behalf of his family trust and six grantor retained annuity trusts, of which he is a trustee, to sell up to 2,018,360 shares of Intuit common stock and contribute up to 400,000 additional shares to the Valhalla Charitable Foundation between February 2011 and December 2011. Subject to the terms and conditions of this plan, Mr. Cook’s family trust and the grantor retained annuity trusts will periodically sell up to 2,018,360 shares and contribute up to 400,000 shares to the charitable foundation provided certain limit prices are reached.
     These plans are intended to satisfy the requirements of Rule 10b5-1 of the Exchange Act and were adopted in accordance with Intuit’s policies regarding securities transactions. Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock.
     Transactions under these plans will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission, to the extent required by law.
     The Valhalla Charitable Foundation also adopted a stock trading plan in December 2010 to sell up to 400,000 shares of Intuit stock contributed by Mr. Cook’s family trust during the same period provided certain limit prices are reached.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2011	INTUIT INC.
	By:	/s/ LAURA A. FENNELL
Laura A. Fennell
Senior Vice President, General Counsel and Corporate Secretary